UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard

Rockville, Maryland

20850

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (301) 548-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 30, 2012, the Board of Directors of Catalyst Health Solutions, Inc. (“Catalyst”) determined to hold the Special Meeting of Stockholders (the “Special Meeting”) on July 2, 2012 and determined that the record date for the Special Meeting is May 31, 2012. At the Special Meeting, Catalyst stockholders will consider and vote upon the Agreement and Plan of Merger, dated April 17, 2012, by and among SXC Health Solutions Corp. (“SXC”), SXC Health Solutions, Inc., Catamaran I Corp., Catamaran II LLC, and Catalyst (the “Merger Agreement”) and the merger contemplated by the Merger Agreement.

In light of the Special Meeting, the Board of Directors also determined to postpone Catalyst’s 2012 Annual Meeting of Stockholders, which was originally scheduled for June 4, 2012. As a result of the postponement of the 2012 Annual Meeting of Stockholders, the due dates for the provision of any qualified stockholder proposal under the rules of the Securities and Exchange Commission (the “SEC”) or qualified stockholder nominations or other proposals under the Amended and Restated Bylaws (the “Bylaws”) relating to the 2012 Annual Meeting of Stockholders will no longer be applicable. In the event the Board of Directors determines it advisable to hold the 2012 Annual Meeting of Stockholders, Catalyst will notify stockholders of the new meeting date and the due date by which any qualified stockholder proposals or stockholder nominations should be submitted. Any such notice will be provided in accordance with state law, the Bylaws and the requirements of the SEC.

Important Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Catalyst and SXC. The proposed transaction will be submitted to the shareholders of Catalyst and the shareholders of SXC for their consideration. In connection with the proposed transaction, SXC filed with the SEC on May 7, 2012 a Registration Statement on Form S-4 (which was amended on May 30, 2012) that included a preliminary joint proxy statement of Catalyst and SXC that also constitutes a preliminary prospectus of SXC, and each of the companies may be filing with the SEC other documents regarding the proposed transaction. At the appropriate time, Catalyst and SXC will mail the definitive proxy statement/prospectus regarding the proposed transaction to their respective shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS OF CATALYST AND/OR SXC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS THAT WERE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Catalyst and SXC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by SXC are available free of charge on SXC’s website at www.sxc.com under the heading “Investor Information” or by contacting SXC’s Investor Relations Department at 630-577-3100. Copies of the documents filed with the SEC by Catalyst are available free of charge on Catalyst’s website at www.catalysthealthsolutions.com under the heading “Investor Information” or by contacting Catalyst’s Investor Relations Department at 301-548-2900.

SXC, Catalyst and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SXC is set forth in its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 2, 2012. Information about the directors and executive officers of Catalyst is set forth in its proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 26, 2012. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

By:	/s/ Benjamin R. Preston
Name:	Benjamin R. Preston
Title:	General Counsel

Date: May 30, 2012

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